UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14(a)-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified in Charter)

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☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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NATIONAL HOLDINGS CORPORATION

Notice of Annual Meeting of Stockholders
To Be Held Tuesday, August 18, 2015 at 10:00 A.M. EST

To the Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of National Holdings Corporation (the “Company” or “our”) will be held on Tuesday, August 18, 2015 at 10:00 A.M. (local time) at the offices of Troutman Sanders LLP, 875 Third Avenue, 17th Floor, New York, New York 10022, for the following purposes:

1.     To elect two (2) Class II directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.     To approve the Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 350,000 shares of Common Stock under the Plan;

3.     To approve a non-binding advisory resolution approving the compensation of the named executive officers;

4.     To ratify the appointment by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

5.     To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on June 29, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the stockholders entitled to notice of and to vote at the Annual Meeting will be made available for inspection by any stockholder of record at the offices of the Company during market hours from the Record Date through the time of the Annual Meeting. This list also will be available to stockholders at the Annual Meeting.

Your vote is very important. For this reason, the Company’s Board of Directors is soliciting your proxy to vote your shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), at the Annual Meeting. As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (the “Annual Report”) and proxy card over the Internet to our stockholders. This means our stockholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

In voting at the Annual Meeting, each stockholder of record on the Record Date shall be entitled to one vote on all matters. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters.

A cordial invitation is extended to you to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. If you received a paper copy of the proxy card or voting instruction by mail, you can vote by signing, dating and returning the enclosed proxy card or voting instruction. Stockholders of record may vote electronically over the Internet or by telephone. To use these convenient services, follow the steps detailed in the instructions for voting that are attached to the proxy card. Beneficial owners whose shares are registered in the name of your broker, bank, or other nominee should follow the enclosed voting instruction for voting their shares. Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors, the proposal to approve the Amendment to the Holdings Corporation 2013 Omnibus Incentive Plan, and the non-binding proposal regarding the compensation of the named executive officers. Please return your proxy card so your vote can be counted. I hope you will attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible. Thank you.

By Order of the Board of Directors

/s/ Alan B. Levin
Alan B. Levin – Corporate Secretary

Boca Raton, Florida
July 2, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 18, 2015.

All stockholders are cordially invited to attend the Annual Meeting in person. This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 are available online at www.proxyvote.com. To obtain directions to the offices of Troutman Sanders LLP to attend the Annual Meeting in person, please visit the “Investors” section of our website at www.nhldcorp.com or contact the Secretary of the Company at 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432.

NATIONAL HOLDINGS CORPORATION
410 Park Ave, 14th Floor
New York, NY 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 18, 2015

General

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of National Holdings Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 A.M. (local time) at the offices of Troutman Sanders LLP, 875 Third Avenue, 17th Floor, New York, New York 10022. The Board of Directors (the “Board”) of the Company solicits the proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “National,” “we,” “us,” “our” or “the Company” means National Holdings Corporation.

We are making these materials available to you on the Internet and, upon your request, will deliver printed versions of these materials to you by mail. On or about July 7, 2015, we will mail a notice to stockholders containing instructions on how to access the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (the “Annual Report”) and how to vote.

What is the Record Date for the Annual Meeting?

The close of business on June 29, 2015 has been fixed as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 12,466,365 shares of our common stock, $0.02 par value per share (the “Common Stock”).

What is the Quorum for the Annual Meeting?

In order for the Company to conduct business at the Annual Meeting, a majority of the outstanding shares of Common Stock eligible to vote must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Robert B. Fagenson and Alan Levin have been designated as proxies or proxy holders for the Annual Meeting. A proxy properly executed and received by our Corporate Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.

What is a voting instruction?

A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

What am I voting on?

Stockholders are being asked to vote on each of the following items of business:

●	The election of two (2) Class II directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified;

●	The approval of the Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 350,000 shares under the Plan;

●	The approval of a non-binding advisory resolution approving the compensation of the named executive officers; and

●	The ratification of the appointment by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Who May Vote?

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Only stockholders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on the Record Date your shares were registered in the name of your broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account and you should receive voting instructions from the institution that holds your shares. Please contact the institution that holds your shares if you have not received voting instructions. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other nominee or you bring a letter from the bank, broker or nominee indicating that you were the beneficial owner of the shares on the Record Date.

How to Vote by Proxy?

Stockholder of Record: Shares Registered in Your Name

There are three ways for stockholders of record to vote by proxy:

●	By telephone: Call 1-800-690-6903 and follow the instructions included on the proxy card or voting instruction.

●	By Internet: Connect to the Internet at www.proxyvote.com and follow the instructions included on the proxy card or voting instruction.

●	By mail: If you received your proxy materials by mail, complete, properly sign, date and mail the enclosed proxy card or voting instruction.

Stockholders of record are urged to deliver proxies or voting instructions by calling the toll-free telephone number, by using the Internet or by completing and mailing the proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxies or voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are included on the enclosed proxy card or voting instruction. If you received your proxy materials via mail, stockholders of record may send their proxies or voting instructions by completing, signing and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed prepaid envelope. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by our Board. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete, sign and date the enclosed proxy card and return it promptly in accordance with the instructions of your broker, bank or other nominee.

What vote is needed to elect the directors?

Election of Directors. With regard to the election of directors (Proposal No. 1), votes may be cast for or against, or you may abstain from voting for, each nominee. In order to elect directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Therefore, votes that are against will have no effect on the outcome of the election of directors.

What vote is needed to approve the Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan?

Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan. The approval of the Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 350,000 shares of Common Stock under the Plan (Proposal 2), requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

What vote is needed to approve the non-binding advisory resolution approving the compensation of the named executive officers?

Non-binding advisory resolution approving the compensation of the named executive officers. The approval of the non-binding advisory proposal regarding the compensation of the named executive officers (Proposal 3) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

What vote is needed to ratify the appointment by the Audit Committee of EisnerAmper LLP?

Ratify the appointment by the Audit Committee of EisnerAmper LLP. The ratification of the appointment by the Audit Committee of EisnerAmper LLP (Proposal 4) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

What are the voting recommendations of the Board?

For the reasons set forth in more detail later in this Proxy Statement, the Board recommends that you vote:

●	“FOR” the election of the two (2) Class II director nominees;

●	“FOR” the approval of the Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan which provides for the issuance of an additional 350,000 shares of Common Stock under the Plan;

●	“FOR” the approval of a non-binding advisory resolution approving the compensation of the named executive officers; and

●	“FOR” the ratification of the appointment by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

Stockholders should specify their vote for each matter on the enclosed proxy. The proxies solicited by this Proxy Statement vest in the proxy holders’ voting rights with respect to the election of directors and on all other matters voted upon at the Annual Meeting. Unless otherwise directed in the enclosed proxy card, the persons named as proxies therein will vote all properly executed, returned and not-revoked proxy cards or voting instruction cards (1) ”FOR” the election of the two (2) class II director nominees listed thereon; (2) ”FOR” the approval of the Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan; (3) ”FOR” the non-binding proposal regarding approval of the compensation of the Company’s named executive officers; and (4) “FOR” the proposal to ratify the appointment by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board may recommend, or otherwise at the proxy holders’ discretion. The Board does not presently know of any other such business.

How will my shares be voted if I do not return my proxy card or my voting instruction

It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, your unvoted shares will not be voted unless you attend the Annual Meeting to vote them in person. If you own your shares of Common Stock in street name, which means that your shares are registered in the name of your bank, broker or its nominee, your shares may be voted even if you do not provide your bank, broker or other nominee with voting instructions. Your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. However, your bank, broker or other nominee may not vote your shares on proposals that are not considered routine. When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a “broker non-vote.”

Please note in the absence of your specific instructions as to how to vote, your bank, broker or other nominee may not vote your shares with respect to the election of directors, the Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan and the non-binding proposal regarding the compensation of the named executive officers. These matters are not considered routine matters. We believe that the ratification of the appointment by the Audit Committee of EisnerAmper LLP is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a stockholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm. Please return your proxy card so your vote can be counted

How are abstentions and broker non-votes counted?

Shares voted “abstain” and shares not represented at the meeting have no effect on the election of directors. For each of the other proposals, abstentions have the same effect as “against” votes. If you are a beneficial holder and do not provide specific voting instructions to your bank, broker or other nominee, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes” on proposals other than the ratification of the selection of ratification of the appointment by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

How are proxies revoked?

Whether you vote by telephone, Internet or by mail, you may later change or revoke your proxy at any time before it is exercised by (i) submitting a properly signed proxy with a later date, (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed proxy card for instructions. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you are a stockholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee to change or revoke your previously given proxy.

When will the voting results be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Who may attend the Annual Meeting?

You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of the Record Date. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker, bank, or other nominee or a copy of a brokerage statement showing your share ownership as of the Record Date.

Who pays the cost of proxy solicitation?

We will pay all expenses of soliciting proxies, including clerical work, printing and postage. Our officers and other employees may personally solicit proxies or solicit proxies by mail, telephone, facsimile or Internet, but we will not provide any compensation for such solicitations. We will also reimburse banks, brokers and other persons holding shares in their names or in the names of nominees for expenses incurred sending material to beneficial owners and obtaining proxies from beneficial owners.

How do I make a shareholder proposal for the 2016 Annual Meeting of Stockholders?

Any stockholder who intends to present a proposal at the Company’s 2016 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432:

●

not later than March 9, 2016, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

●

on or before June 7, 2016, if the proposal is submitted for the 2016 annual meeting pursuant to the Company’s by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-law.

Am I entitled to dissenters’ right of appraisal?

Under Delaware General Corporation Law § 262(b) and (c), stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

Beneficial Ownership of Common Stock

The following table sets forth certain information, as of June 29, 2015, concerning the beneficial ownership of our Common Stock by:

●	each person we know to be the beneficial owner of more than 5% of our Common Stock;

●	each of our current directors;

●	each of our named executive officers;

●	each nominee for director; and

●	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except indicated by footnote the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of our Common Stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of Common Stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Except as otherwise noted below, the address for each person or entity listed in the table is: c/o National Holdings Corporation, 410 Park Ave, 14th Floor, New York, NY 10022.

In February 2015, the Company effected a 1 for 10 reverse stock split of the Common Stock. All share numbers included in this Proxy Statement give effect to the reverse stock split.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Robert Fagenson	1,044,902	(1)	8.3%
Iroquois Capital Management, LLC	845,313	(2)	6.8%
Mark D. Klein	1,083,987	(3)	8.3%
FMR LLC	785,541	(4)	6.3%
Mark Goldwasser	398,571	(5)	3.1%
Richard Abbe	845,313	(2)	6.8%
James Ciocia	37,370		*
Salvatore Giardina	6,000	(6)	*
William Lerner	6,000	(6)	*
Frank S. Plimpton	151,129	(7)	1.2%
Frederic B. Powers III	172,668	(8)	1.4%
Joshua Silverman	845,313	(2)	6.8%
Frederic Wasserman	12,842	(9)	*
Glenn C. Worman	20,000	(10)	*
Alan Levin	12,384		*
All executive officers and directors as a group (12 Persons)	2,707,179		21.0%

* Less than 1%

(1)

Consists of (i) 150,000 shares of our Common Stock issuable upon exercise of options, (ii) 16,667 shares of our Common Stock held a Trust for the benefit of Toby Fagenson, of which Mr. Fagenson is the sole Trustee and has sole voting and investment power over such shares, (iii) 811,468 shares of our Common Stock held by Fagenson & Co., Inc., of which Mr. Fagenson is the Chairman and Chief Executive Officer and has sole voting and investment power over such shares and (iv) 66,767 shares of our Common Stock held by National Securities Growth Partners LLC, of which Mr. Fagenson is the President and has sole voting and investment power.

(2)

Consists of (i) 828,645 shares of our Common Stock over which Iroquois Capital Management, LLC, Iroquois Master Fund Ltd. and Messrs Silverman and Abbe have shared voting and investment power, and (ii) 16,668 shares of our Common Stock over which Mr. Abbe has sole voting and investment power. The principal business address for Iroquois Capital Management LLC. and Messrs. Silverman and Abbe is 205 East 42nd Street, 20th Floor, New York, NY 10017.

(3)

Consists of (i) 71,710 shares of our Common Stock held directly by Mr. Klein, (ii) 570,000 shares of our Common Stock issuable upon exercise of vested options, and (iii) 442,277 shares of our Common Stock held by a company controlled by Mr. Klein. Mr. Klein has sole voting and investment power over such shares. Mr Klein is our former Chief Executive Officer and Co-Executive Chairman of the Board.

(4)

Information is based on Amendment No 1 to Schedule 13G filed by FMR LLC and Edward C. Johnson on February 13, 2015. According to the Schedule 13G, Pyramis Global Advisors Trust Company and Pyramis Global Advisors, LLC is the beneficial owner of 785,541 shares of our Common Stock. Edward C. Johnson 3d is a director and the Chairman of FMR LLC and Abigail P. Johnson is a director, the Vice Chairman, the Chief Executive Officer and President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR LLC and Edward C. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(5)

Consists of (i) 118,094 shares of our Common Stock issued on the conversion of shares of Series A preferred stock in December 2011, (ii) 26,313 shares our Common Stock held directly by Mr. Goldwasser, (iii) 738 shares of our Common Stock held in a individual retirement account for the benefit of Mr. Goldwasser, (iv) 2,121 shares of our Common Stock held in an individual retirement account for the benefit of Mr. Goldwasser’s wife, (v) 1,305 shares of our Common Stock held in trusts for the benefit of Mr. Goldwasser’s children, of which Mr. Goldwasser is the sole Trustee and (vi) 250,000 shares of our Common Stock issuable upon exercise of vested stock options.

(6)	Consists of 6,000 shares of our Common Stock issuable upon exercise of vested options.

(7)	Includes 6,000 shares of our Common Stock issuable upon exercise of vested options.

(8)

Consists of 166,668 shares of our Common Stock owned by Powers Private Equity LLC, of which Mr. Powers is a Managing Director and 6,000 shares of our Common Stock issuable upon exercise of vested options issued to Mr. Powers. Mr. Powers may be deemed to own the shares of our Common Stock owned by Powers Private Equity LLC. Mr. Powers disclaims beneficial ownership of the shares of our Common Stock owned by Powers Private Equity LLC. The principal business address of Powers Private Equity LLC is 100 W. Putnam Avenue, Greenwich CT 06830.

(9)	Includes 2,000 shares of our Common Stock issuable upon exercise of vested options.

(10)	Consists of 20,000 shares of our Common Stock issuable upon exercise of vested options.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten (10) members and is divided into three (3) classes, one class of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees to serve as class II directors of the Board of Directors are set forth below and each has consented to being named in this Proxy Statement and has agreed to serve if elected.

If before the election one or more of the nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and substitute nominees chosen by the Company’s Board unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended Proxy Statement and proxy card that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised Proxy Statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

On June 6, 2014, we entered into an investors settlement agreement (the “Settlement Agreement”) with Iroquois Master Fund Ltd. and certain entities and individuals listed on the signature page thereto (collectively “Iroquois”). Pursuant to the Settlement Agreement, among other things, (1) subject to certain exceptions, if either Richard Abbe or Joshua Silverman (the “Investor Directors) is unable to serve on the Board or resigns from the Board (for any reason other than following a breach of the Settlement Agreement by Iroquois or its affiliates) during the standstill period, Iroquois is entitled to designate a replacement nominee to be approved by the Nominating Committee and the Board and (2) the Investor Directors agreed to resign from the Board effective the earlier of (i) fifteen (15) days after written notice of a material breach by Iroquois of the Settlement Agreement is provided to Iroquois by the Company (unless such breach is cured within such fifteen (15) day period) and (ii) the date on which Iroquois, together with all affiliates, cease collectively to beneficially own at least 3% of the outstanding shares of Common Stock.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED BELOW

Nominees for Director

Name	Age	Director Since	Class and Year in Which term will Expire
Frank Plimpton (1)(2)(4)(6)	60	2010	Class II, 2015
Frederic B. Powers III (3)(4)(6)	49	2013	Class II, 2015

Directors Continuing in Office

Name	Age	Director Since	Class and Year in Which term will Expire
Mark Goldwasser (5)	56	2001	Class III, 2016
Salvatore Giardina (1)(2)(3)	53	2012	Class III, 2016
Richard Abbe (3)(6)	45	2014	Class III, 2016
Joshua Silverman (1)(6)	45	2014	Class I, 2017
Robert B. Fagenson (5)	66	2012	Class I, 2017
William Lerner (2)(3)(4)(6)	75	2013	Class I, 2017
James Ciocia	58	2013	Class I, 2017
Frederick Wasserman (1)(2)(6)	60	2013	Class I, 2017

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance Committee
(4)	Member of Nominating Committee
(5)	Member of Executive Committee
(6)	Member of Strategy Committee

Set forth below is the principal occupations of each director during the past five (5) years.

Robert Fagenson has been a member of our Board since March 2012, has served as Executive Chairman and Chief Executive Officer since December 2014 and served as Executive Co-Chairman from July 2012 to December 2014. Mr. Fagenson has spent the majority of his career at the New York Stock Exchange where he was Managing Partner of one of largest specialist firms operating on the exchange trading floor. Having sold his firm and subsequently retired from that business in 2007, he has been CEO of Fagenson & Co., Inc., a 50 year old broker dealer that engaged in institutional brokerage as well as investment banking and money management. On March 1, 2012, Fagenson & Co., Inc. transferred its brokerage operation, accounts and personnel to National Securities Corporation and operates as a branch office of that firm. During his career as a member of the New York Stock Exchange beginning in 1973, he has served as a Governor on the trading floor and was elected to the New York Stock Exchange Board of Directors in 1993, where he served for six years, eventually becoming Vice Chairman of the Board in 1998 and 1999. He returned to the Board in 2003 and served until the Board was reconstituted with only non-industry directors in 2004. Mr. Fagenson has served on the boards of a number of public companies and presently is the Non-Executive Chairman of Document Security Systems, Inc. (NYSE MKT - DSS) and a member of the Board of Cash Technologies Corp. He is also a Director of the National Organization of Investment Professionals (NOIP). In addition to his business related activities, Mr. Fagenson serves as Vice President and a Director of New York Services for the Handicapped, Treasurer and Director of the Centurion Foundation, Director of the Federal Law Enforcement Officers Association Foundation, Treasurer and Director of the New York City Police Museum and as a Member of the Board of the Sports and Arts in Schools Foundation. He is a Member of the alumni boards of both the Whitman School of Business and the Athletic Department at Syracuse University. He also serves in a voluntary capacity on the boards and committees of many civic, social and community organizations. Mr. Fagenson received his B.S. degree in Transportation Sciences & Finance from Syracuse University in 1970. Our Board of Directors believes that Mr. Fagenson’s extensive experience in serving on boards of directors and his leadership experience he gained by serving as Chief Executive Officer of Fagenson & Co., Inc., as well as his extensive knowledge of public company governance derived from his many years of service on the board of and as vice chairman of The New York Stock Exchange, qualifies him to serve on our Board of Directors.

Mark Goldwasser has served as a member of our Board since December 2001. Mr. Goldwasser joined the Company in June 2000. Mr. Goldwasser has served as our President since January 2013. From August 2000 to July 2008, Mr. Goldwasser also served as our President. From December 2001 to January 2013, he served as our Chief Executive Officer and from April 2005 to March 2012, he served as our Chairman. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Our Board of Directors believes that Mr. Goldwasser’s extensive experience in the broker dealer industry, as well as his extensive knowledge of all aspects of our business, qualifies him to serve on our Board of Directors.

Richard Abbe has served as a member of our Board since July 2014. Mr. Abbe is the Co-founder and is a Principal and Managing Partner of Iroquois Capital Management, LLC, the Registered Investment Advisor to Iroquois Capital LP and Iroquois Capital (Offshore) Ltd. Mr. Abbe has served as Co-Chief Investment Officer of Iroquois since inception in 2003. Previously, Mr. Abbe co-founded and served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to that, he was employed by Lehman Brothers and served as Senior Managing Director at Gruntal & Company, LLC, where he also served on the firm’s Board of Directors. Mr. Abbe also previously served as Founding Partner at Hampshire Securities. Mr. Abbe’s extensive knowledge of the capital markets and experience in matters involving corporate governance makes him a valuable asset to the Board.

James Ciocia has served as a member of our Board since October 2013. He was a principal founder of Gilman Ciocia, Inc. having opened its first tax preparation office in 1981 and serving as its Chief Executive Officer from 1981 until November 6, 2000 and as a director from 2001 to October 2013. Mr. Ciocia brings to the Board of Directors extensive business and operating experience as well as insights into and experiences within the tax preparation and financial planning industry.

Salvatore Giardina has served as a member of our Board since October 2012. He has served as Chief Financial Officer of Pragma Securities LLC and its holding company, Pragma Weeden Holdings LLC, since 2009. From 2006 through 2008, Mr. Giardina served as S.V.P. and Chief Financial Officer of G-Trade Services LLC and ConvergEx Global Markets LLC. From 2002 through 2006, Mr. Giardina served as V.P. and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc., the publicly-traded holding company of Ladenburg Thalmann & Co., Inc., where Mr. Giardina served as its E.V.P. and Chief Financial Officer from 1998 through 2006 and as its Controller from 1990 through 1998. From 1983 through 1990, Mr. Giardina was an auditor with the national public accounting firm of Laventhol & Horwath. Mr. Giardina is a certified public accountant and is Series 27 registered. Our Board of Directors believes that Mr. Giardina’s extensive financial expertise and his practical and management experience in public accounting and securities broker-dealers qualifies him to serve on our Board of Directors. Mr. Giardina also serves as our Audit Committee financial expert.

William Lerner has served as a member of our Board since March 2013. For over the last five years, Mr. Lerner has been engaged in the private practice of corporate and securities law in New York and Pennsylvania. Since 2006, Mr. Lerner has served as a director/trustee of The Daily Income Fund, a diversified, open-end management investment company, and also serves on its Compensation Committee and is the Chairman of the Compliance and Risk Committee. Mr. Lerner also served as a Branch Chief of the Enforcement Division at the SEC and a former officer and director of compliance at the American Stock Exchange. Mr. Lerner serves on the Board of Directors of Sanomedics, Inc., a medical technology company focused on developing, manufacturing and acquiring technology product and service companies, and The Daily Income Fund and the California Daily Tax Income Fund, both SEC registered money-market mutual funds. Our Board of Directors believes that Mr. Lerner’s perspective as a non-management director and his experience as a corporate lawyer with substantial experience and insight into matters relating to the SEC and the securities markets qualifies him to serve on our Board of Directors.

Frank S. Plimpton has served as a member of our Board since June 2010. Mr. Plimpton has over 30 years of experience in reorganizations, investment banking and private equity investing. Mr. Plimpton served as a partner of Matlin Patterson Global Advisors LLC from its inception in July 2002 through 2008, and was a member of its predecessor, the Distressed Securities Group at Credit Suisse First Boston from 1998-2002. Mr. Plimpton worked as a distressed investor with Smith Management Company (1991-1995), Pegasus Financial (1995-1996) and Wexford Capital Advisors (1996-1998); as an M&A/restructuring investment banker with PaineWebber Incorporated (now part of UBS, 1984-1989) and Solomon Brothers, Inc. (now part of Citicorp, 1989-1991); and as a Chapter 11 bankruptcy lawyer with Milbank, Tweed, Hadley & McCloy (1981-1984). Mr. Plimpton is a former director of Broadpoint Gleacher Securities, Inc. (now Gleacher & Co.), XLHealth Corporation, Renewable BioFuels, LLC, and NorthernStar Natural Gas, LLC. Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Our Board of Directors believes that Mr. Plimpton’s extensive experience in private equity, reorganizations, investment banking and investing qualifies him to serve on our Board of Directors.

Frederic B. Powers III, has served as a member of our Board since March 2013. Since June 2012, Mr. Powers has served as Managing Director of Powers Private Equity LLC – Family Office, a company that makes direct investments in public and private companies. From 1989 to May 2012, Mr. Powers served in various capacities, including President and Executive Vice President at Powers Fasteners, Inc., a global manufacturer and distributor of construction products to the professional market. Our Board of Directors believes that Mr. Powers’ perspective as a non-management director and as an investor, as well as his 24 years’ executive level experience he gained by serving as President and Executive Vice President of a multinational corporation qualifies him to serve on our Board of Directors.

Joshua Silverman has served as a member of our Board since July 2014. Mr. Silverman is the Co-founder, and is a Principal and Managing Partner of Iroquois Capital Management, LLC, the Registered Investment Advisor to Iroquois Capital LP and Iroquois Capital (Offshore) Ltd. Mr. Silverman has served as Co-Chief Investment Officer of Iroquois since inception in 2003. From 2000 to 2003, Mr. Silverman served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a Director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as Assistant Press Secretary to The President of The United States. Mr. Silverman received his B.A. from Lehigh University in 1992.

Frederick Wasserman has served as a member of our Board since October 2013. He served as a director of Gilman Ciocia, Inc. from September 2007 under October 2013. Since May 2008, Mr. Wasserman has served as the President of FGW Partners, LLC, which provides management and financial consulting services. From January 2007 until April 2008, Mr. Wasserman provided management and financial consulting services as a sole practitioner. From August 2005 until December 31, 2006, Mr. Wasserman served as the Chief Operating and Chief Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to his employment at Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America from 2001 to 2005. Mr. Wasserman is non-executive Chairman of the Board and audit committee member for DHL Holdings Corp. (formerly TeamStaff, Inc.), a provider of government logistics services. Mr. Wasserman is also a director and Chairman of the audit committee of MAM Software Group Inc., a provider of software products for the automobile aftermarket; director, Chairman of the compensation committee and audit committee member of Acme Communications, Inc., an owner and operator of television stations; and director, Chairman of the audit committee and compensation committee member of Breeze-Eastern Corporation, a manufacturer and distributor of cargo and rescue lifting equipment. Mr. Wasserman also serves as a member of the Board of Directors of SMTC Corporation, a global Electronics Manufacturing Services provider, based in Toronto, Canada, is the Chairman of their audit committee and serves on their compensation and nominating committees. As the President of a management and financial consulting services firm, and former Chief Financial Officer, Chief Operating Officer and President of several public and private companies, Mr. Wasserman brings to our Board a great deal of experience as an active member of a number of public company boards as well as a deep understanding of the financial and operational aspects of a business.

Corporate Governance

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that the Company follows are summarized below.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant.

The Company’s Bylaws provide that the Chairman of the Board is also the Chief Executive Officer of the Company. Following the resignation of the Company’s former Executive Co-Chairman and Chief Executive Officer in December 2014, pursuant to the Company’s Bylaws, Robert B. Fagenson became the sole Executive Chairman of the Board of the Company and Chief Executive Officer. Mr. Fagenson served as Executive Co-Chairman of the Board from July 2012 to December 2014. Mr. Fagenson is involved in the Company’s day-to-day operations and the strategic decision making at the Board level. Based on its most recent review of the Company’s leadership structure, the Board continues to believe that this leadership structure is optimal for the Company because it provides the Company with strong and consistent leadership. The Board believes that having Mr. Fagenson serving in these positions provides the Company with decisive and effective leadership.

In considering its leadership structure, the Board has taken a number of factors into account. A number of Board and committee processes and procedures, including regular executive sessions of non-management Directors and a regular review of the Company’s and its executive officers’ performance, provide substantial independent oversight of the Company’s management’s performance. The Board has the ability to change its structure should that be deemed appropriate and in the best interest of the Company and its stockholders.

The Executive Chairman of the Board presides at all meetings of the stockholders and of the Board as a whole. The Executive Chairman performs such other duties, and exercise such powers, as from time to time shall be prescribed by the Company’s Board of Directors.

To ensure that the independent directors play a leading role in our current leadership structure, the Board established the position of Lead Independent Director in January 2015. Richard Abbe currently serves as our Lead Independent Director. The Company currently maintains a significant majority of independent directors and independent Board committees. In his role as Lead Independent Director, Mr. Abbe is in frequent contact with the Executive Chairman and Chief Executive Officer and is regularly consulted on material matters. The Lead Independent Director is elected by the independent directors and ensures that the Board operates independently of management and directors and stockholders have an independent leadership contact.

The responsibilities of the Lead Independent Director of the Board include the following:

●	serving as a liaison between the independent directors and the Executive Chairman of the Board;

●	meeting with the Chief Executive Officer as frequently as appropriate to act as a sounding board on matters of strategic significance;

●	calling meetings of the independent directors and advising the Executive Chairman of the Board and other directors of such meetings, as well as the subject matter, where appropriate;

●

reviewing with, and giving input to the Executive Chairman of the Board, prior to dissemination of information to be sent to the Board, including the quality, quantity and timeliness of such information, as well as meeting agendas;

●

facilitating the Board’s consideration and approval of the number and frequency of Board meetings, and reviewing with, and giving input to the Executive Chairman of the Board, to suggested meeting schedules to assure that there is sufficient time for dissemination of and study of materials and discussion of all agenda items;

●	being apprised of inquiries from stockholders and advising, when appropriate, the Executive Chairman of the Board in responding to these inquiries; and

●

being advised by the Executive Chairman of the Board of requests by stockholders for meetings with the Executive Chairman of the Board and ensuring that he is available, when appropriate, for consultation, direct communication and participation with the Executive Chairman of the Board in such meetings.

Risk Oversight

Assessing and managing risk is the responsibility of our management. The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

●

The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm, the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.

●	The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices.

●

The Corporate Governance Committee is responsible for overseeing risks related the Company’s corporate governance. In this regard, the Corporate Governance Committee reviews transactions between the Company and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

●

The Nominating Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees. In this regard the Nominating Committee conducts an annual evaluation of the Board and its committees, plans for Board member succession and executive officer succession plans.

Code of Ethics and Business Conduct

We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and is publicly available on the SEC’s website at www.sec.gov. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.

Independence

Based upon a review by the Board of Directors of all relevant information, the Board of Directors has determined that each of Messrs. Abbe, Giardina, Lerner, Plimpton, Powers, Silverman and Wasserman meets the requirements for independence under the rules of The Nasdaq Stock Market for board members and for members of the committees of the Board of Directors on which each serves.

Meetings and Committees of the Board of Directors and Corporate Governance Matters

During the fiscal year ended September 30, 2014, the Company’s Board of Directors met or acted by unanimous written consent a total of 25 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and committees on which he served during the time he served as a director.

Committees of the Board of Directors

During the fiscal year ended September 30, 2014, the Board of Directors had five standing committees consisting of an Audit Committee, a Compensation Committee, a Nominating Committee, a Corporate Governance Committee, an Executive Committee and a Strategy Committee.

Audit Committee. The Audit Committee currently consists of Salvatore Giardina, Frank S. Plimpton, Joshua Silverman and Frederick Wasserman. The Board of Directors has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Under SEC rules, companies are required to disclose whether their audit committees have an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. The Board of Directors has determined that Salvatore Giardina is a financial expert. The Audit Committee meets quarterly and on an on-needed basis. The Audit Committee met four times during the year ended September 30, 2014.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s responsibilities include, among other things,

●	being responsible for the appointment, compensation, retention and oversight of the independent auditor;

●	approving the engagement of the independent auditor to render an audit or permitted non-audit services;

●

determining the independence and quality control procedures of the independent auditor and reviewing the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company;

●	reviewing and discussing the annual audited financial statements with management and the independent auditor;

●	reviewing and discussing the quarterly financial statements with management and the independent auditor;

●	reviewing with management and the independent auditor the effectiveness of the Company’s system of internal controls;

●	providing the Company with the report of the Audit Committee with respect to the audited financial statements for inclusion in each of the Company’s Annual Report on Form 10-K; and

●

reporting regularly to, and reviewing with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Audit Committee determines is necessary or advisable to report to the Board.

Audit Committee Report

On December 23, 2014, the Audit Committee met to review the results of the fiscal year 2014 audit. The Audit Committee reviewed the Company’s audited financial statements as of and for the fiscal year ended September 30, 2014, with management and the Company’s independent public accountants, EisnerAmper LLP (“EisnerAmper”) for the fiscal year ended September 30, 2014. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with EisnerAmper their independence from management and from the Company, and has received the written disclosures and the letter required by Independent Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T from EisnerAmper confirming their independence.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2014, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Respectfully,

Salvatore Giardina
Frank Plimpton
Joshua Silverman
Frederick Wasserman

The “Audit Committee Report” above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee. The Compensation Committee currently consists of Salvatore Giardina, William Lerner, Frank Plimpton and Frederick Wasserman. The Compensation Committee meets annually and on an on-needed basis. The Compensation Committee met three times during the year ended September 30, 2014. The responsibilities of the Compensation Committee include, among other things,

●	establishing and reviewing the overall compensation philosophy of the Company and overseeing the development and implementation of compensation programs;

●	reviewing and approving the Company’s corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives;

●	reviewing and approving the annual salary, bonus, stock options, and other benefits, direct and indirect, of the Chief Executive Officer;

●	reviewing and recommending to the Board of Directors the annual salary, bonus, stock options, and other benefits, direct and indirect, of other executive officers;

●	reviewing and recommending to the full Board of Directors compensation of directors;

●

reviewing and recommending to the full Board of Directors, or approving, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control, severance, or termination arrangements; and

●	reviewing and recommending to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans.

Corporate Governance Committee. The Corporate Governance Committee currently consists of Richard Abbe, Salvatore Giardina, William Lerner and Frederic Powers. The Corporate Governance Committee meets annually and on an on-needed basis. The Corporate Governance Committee met two times during the year ended September 30, 2014. The responsibilities of the Compensation Committee include, among other things,

●	developing and maintaining the Company’s principles of corporate governance;

●	keeping up to date with regulatory requirements and other new developments in corporate governance and suggest changes to the Company’s governance practices;

●	reviewing and recommending to the Board of Directors regarding stockholders’ proposals that relate to corporate governance; and

●

reviewing on an ongoing basis all related party transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404 for potential conflict of interest situations and approve all such transactions.

Nominating Committee. The Nominating Committee currently consists of William Lerner, Frank Plimpton and Frederic Powers. The Nominating Committee meets annually and on an on-needed basis. The Nominating Committee met two times during the year ended September 30, 2014. The responsibilities of the Nominating Committee include, among other things:

●	reviewing the composition of the Board of Directors at least annually to ensure that the Board of Directors complies with all applicable laws, regulations, and any listing requirements;

●

establishing criteria for the selection of new directors to serve on the Board of Directors, taking into account at minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board of Directors;

●

identifying individuals believed to be qualified as candidates to serve on the Board of Directors and recommending that the Board select the candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting or recommending that the Board select the candidates to fill the unexpired term of any vacancy existing in the Board or created by an increase in the size of the Board of Directors;

●	considering nominations of director candidates submitted by stockholders; and

●	overseeing and approve the management continuity planning process.

Director Qualifications. Board of Director nominations are recommended by the Nominating Committee and the Board of Directors. In making its nominations, the Nominating Committee and the Board of Directors identify candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Nominating Committee and the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Nominating Committee and Board of Directors consider, among other things, an individual’s business experience, industry experience and financial background and experiences. The Nominating Committee and the Board of Directors also consider the independence, financial literacy and financial expertise standards required by our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.

Identifying and Evaluating Nominees for Director. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee and the Board of Directors consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee and the Board of Directors through current directors, professional search firms engaged by us, stockholders or other persons. Candidates are evaluated at Nominating Committee meetings as well as regular or special meetings of the Board of Directors and may be considered at any point during the year.

Stockholder Nominees. Candidates for director recommended by stockholders will be considered by the Nominating Committee and the Board of Directors. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board of Directors, information regarding any relationships between the candidate and us within the last three years, including stockholdings in us, and a written indication by the recommended candidate of the candidate’s willingness to serve.

The Nominating Committee and the Board of Directors will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee and the Board of Directors.

Strategy Committee. The Strategy Committee currently consists of Frank Plimpton, Joshua Silverman, Richard Abbe, William Lerner, Frederic Powers and Frederic Wassermann. The Strategy Committee meets annually and on an on-needed basis. The Strategy Committee met two times during the year ended September 30, 2014. The responsibilities of the Strategy Committee include, among other things, providing guidance, input and suggestions to the Board and management with respect to strategic opportunities involving material acquisitions, mergers, alliances, joint ventures, divestitures and other similar corporate transactions that are received on an unsolicited basis by the Company or otherwise developed by management and presented to the Board for its consideration.

Each of the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Nominating Committee and the Strategy Committee operates under a written charter adopted by the Board. Each of the charters is available on our website at www.nhldcorp.com under the caption “Investors – Committee Charters.” A printed copy of each committee charter is available free of charge to any stockholder who requests it by contacting the Corporate Secretary in writing at National Holdings Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432.

Compensation Committee Interlocks and Insider Participation

Except as described below under Certain Relationships and Related Transactions, no member of the Company’s Board of Directors or Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of the Company’s Board of Directors or Compensation Committee.

Procedures for Stockholder Communications to Directors

Stockholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
1200 North Federal Highway, Suite 400
Boca Raton, FL 33432

Director Attendance Policy

Attendance of directors at our annual meetings of stockholders can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are encouraged to attend Annual Meetings of Stockholders; however, attendance is not mandatory. At the 2014 Annual Meeting of Stockholders, all of the members of the Board were in attendance.

Executive Officers

The following sets forth information as to our executive officers:

Robert Fagenson, 66 years old. Executive Chairman and Chief Executive Officer. For information regarding Mr. Fagenson, see “Proposal 1 – Election of Directors”.

Mark Goldwasser, 56 years old. President. For information regarding Mr. Goldwasser, see “Proposal 1 – Election of Directors”.

Glenn C. Worman, 56 years old, has been our Executive Vice President – Finance (Principal Financial Officer of the Company) since May 2015. For approximately four years prior to joining the Company. Mr. Worman served as Chief Financial Officer for the Americas to ICAP, plc., an interdealer broker and provider of post trade risk mitigation and information services. Previous to ICAP, Mr. Worman served as COO of Finance for the Americas at Deutsche Bank, and held numerous senior finance positions at Morgan Stanley and Merrill Lynch over 30 years in the Financial Services industry. He earned an MBA in Finance from Fairleigh Dickinson University in 1987, and a Bachelor of Business Administration degree – concentrations in Accounting and Economics, from Ramapo College of New Jersey in 1981.

Alan B. Levin, 50 years old, has been our Chief Financial Officer since the merger with vFinance, Inc. in July 2008. Prior to that, he served as Chief Financial Officer of vFinance since January 2007. Prior to that date, he served as its Interim Chief Financial Officer since July 2006 and its Controller since June 2005. Prior to joining vFinance, Mr. Levin served as Chief Financial Officer for United Capital Markets, Inc. from September 2000 to January 2005. Mr. Levin has over 15 years of experience in the brokerage industry serving as a Financial and Operations Principal and 24 years of experience serving in accounting management roles in various industries. He received a B.S. degree in Economics with a concentration in Accounting from Southern Connecticut State University in New Haven, Connecticut in 1986.

Executive Compensation

Summary Compensation Table

The following table sets forth the cash compensation paid by us to each of Mark D. Klein, Mark H. Goldwasser and Alan B. Levin (collectively the “Named Executive Officers”) during the fiscal years ended September 30, 2014 and 2013:

Name and Capacity	Year	Salary	Bonus	Equity Compensation(2)	Other Compensation(3)	Total Compensation
Mark D. Klein	2014	$200,000	$260,666	$303,996	$-	$764,662
Former Chief Executive Officer(1)	2013	$1	$-	$66,874	$-	$66,875
Mark H. Goldwasser	2014	$440,000	$372,500	$41,690	$29,838	$884,028
President	2013	$414,201	$160,667	$14,961	$27,216	$617,045
Alan B. Levin	2014	$193,500	$60,000	$-	$15,762	$269,262
Chief Financial Officer	2013	$192,228	$36,005	$6,416	$13,140	$247,789

_____________

(1)

Mr. Klein resigned as Executive Co-Chairman, Chief Executive Officer and a director of the Company on December 29, 2015. Following Mr. Klein’s resignation, Robert Fagenson, Co-Executive Chairman of the Company at such time, became the Executive Chairman of the Company and, pursuant to the Company’s Bylaws, assumed the position of Chief Executive Officer.

(2)	The amount shown in this column represents the grant date fair value of options awards as determined pursuant to ASC 718.
(3)	Represents perquisite payments for auto allowance, club memberships and certain insurance premiums as follows:

	Fiscal Year End
	2014	2013
Mark D. Klein
Auto Allowance	$-	$-
Club membership	-	-
Insurance Premiums	-	-
Totals	$-	$-
Mark Goldwasser
Auto Allowance	$12,000	$12,000
Club membership	2,076	2,076
Insurance Premiums	15,762	13,140
Totals	$29,838	$27,216
Alan B. Levin
Auto Allowance	$-	$-
Club membership	-	-
Insurance Premiums	15,762	13,140
Totals	$15,762	$13,140

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Mark D. Klein

On June 7, 2013, National entered into a Co-Executive Chairman and Chief Executive Officer Compensation Plan (the “Klein Agreement”) with Mark D. Klein, providing for the terms of his employment as Co-Executive Chairman and Chief Executive Officer for a period beginning January 25, 2013 and ending on September 30, 2015. Mr. Klein initially received a base salary $1.00 per annum. From and after September 30, 2013, Mr. Klein’s base salary for the remainder of his term was as determined by the Compensation Committee of our Board of Directors (with advice (as appropriate) from the Board of Directors of National). During the term of Mr. Klein’s employment, he served as a member of the Executive Committee of National.

Mr. Klein received a grant of fully vested, nonforfeitable, nonqualified stock options to purchase 570,000 shares of our Common Stock, of which (i) options to purchase 190,000 shares of Common Stock have an exercise price of $5.00 per share; (ii) options to purchase 190,000 shares of Common Stock have an exercise price of $7.00 per share; and (iii) options to purchase 190,000 shares of Common Stock have an exercise price of $9.00 per share. The options expire on September 30, 2020.

On September 23, 2014, National and Mr. Klein entered into a second amendment (the “Second Amendment”) to the Klein Agreement. Pursuant to the Second Amendment, among other things, (1) the term of Mr. Klein’s employment would expire at the close of business on December 31, 2014 instead of September 30, 2015 (the “Klein Term”) and (2) Mr. Klein will not be eligible for severance benefits.

On December 29, 2014, the Company and Mr. Klein entered into a letter agreement (the “Letter Agreement”) relating to Klein Agreement and his Non-Qualified Stock Option and Dividend Equivalent Agreement, dated as of July 29, 2013 (the “Option Agreement”). Pursuant to the Letter Agreement, effective immediately following the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K for the fiscal year ended September 30, 2014, which filing occurred on December 29, 2014, among other things, (i) the term of Mr. Klein’s employment expired at the close of business on December 29, 2014 instead of December 31, 2014; (ii) Mr. Klein’s options upon a change in control of the Company are subject solely to the provisions of the Company’s 2013 Omnibus Incentive Plan; and (iii) Mr. Klein resigned from all director positions (including committees on which he served).

Upon the termination of the Klein Agreement, Mr. Klein received (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with our policy or the Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under our benefit plans upon termination of the Mr. Klein’s employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Klein’s position as an officer or director of National or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by National, in accordance with its terms thereof and the Agreement.

Mark H. Goldwasser

On July 1, 2008, concurrent with the closing of the merger of National and vFinance, Inc., Mark Goldwasser entered into a five-year employment agreement with us, pursuant to which Mr. Goldwasser was entitled to receive an annual base salary of $450,000, which will increase 5% per year, and an automobile expense allowance of $1,000 per month.

On November 23, 2009, Mr. Goldwasser’s employment agreement was amended to revise the bonus payable under such agreement. As revised, for the fiscal year beginning October 1, 2009, the bonus was payable quarterly in an amount equal to seven and one-half percent (7.5%) of our annual Adjusted EBITDA (as defined in the Employment Agreement, as amended) in excess of $1,500,000 (of which 50% will be paid as soon as practicable in cash after the end of each fiscal quarter (“Paid Portion”), and 50% will accrue until the conclusion of the fiscal year (“Accrued Portion”)).

Mr. Goldwasser was eligible to such additional bonuses as our Board of Directors determined based upon the Board’s assessment of his performance in the various areas, which bonuses may have been paid in cash and/or our Common Stock at the Board’s discretion.

Pursuant to the employment agreement, Mr. Goldwasser was granted non-qualified stock options to purchase 100,000 shares of our Common Stock at an exercise price of $16.40 per share, which was equal to the average of the 10-day closing market price of our Common Stock prior to the effective date of the employment agreement. As of September 30, 2012 all 100,000 shares of Mr. Goldwasser’s options have vested. The options were set to expire on June 30, 2015. On June 20, 2013 these options were modified to provide that (i) such options will expire upon the earlier to occur of June 20, 2016 and 18 months from the end of his employment; and (ii)(a) 30% of the options will have an exercise price of $3.00 per share; (b) 30% of the options will have an exercise price of $4.00 per share; (c) 20% of the options will have an exercise price of $5.00 per share; and (d) 20% of the options will have an exercise price of $6.00 per share.

On June 20, 2013, we and Mr. Goldwasser entered into an amendment (the “Goldwasser Amendment”) to Mr. Goldwasser’s employment agreement, dated as of July 1, 2008, as amended on November 23, 2009 and November 23, 2009. Pursuant to the Goldwasser Amendment, among other things: (i) Mr. Goldwasser’s base salary (1) for the fiscal year period ended September 30, 2013, shall be at the annual rate of $400,000 per annum; (2) for the fiscal year ended September 30, 2014, shall be at the annual rate of $440,000 per annum; and (3) for the fiscal year ended September 30, 2015, shall be at the annual rate of $460,000 per annum; (ii) the term of Mr. Goldwasser’s employment shall end on September 30, 2015; (iii) for fiscal year ending September 30, 2013 all other bonus plans shall be replaced by a quarterly bonus plan based on 9% of the positive adjusted EBITDA reported by us with a maximum of $40,000 earned in any quarter; (iv) all bonuses for fiscal years ending September 30, 2014 and September 30, 2015 shall be at the discretion of the Board of Directors of National; (v) Mr. Goldwasser will not be entitled to any Severance Amount (as defined in his employment agreement) and Termination Year Bonus (as defined in his employment agreement); and (vi) if his employment agreement is not extended beyond the current term of September 30, 2015, Mr. Goldwasser shall be entitled to $400,000 payable pro rata over a twelve month period beginning October 1, 2015.

In addition, on June 20, 2013, Mr. Goldwasser received a grant of nonforfeitable, nonqualified stock options to purchase 150,000 shares of our Common Stock under our 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 50,000 shares of our Common Stock vested immediately, one third of such options have an exercise price of $5.00, one third of such options have an exercise price of $7.00 and one third of such options have an exercise price of $9.00; (ii) options to purchase 50,000 shares of our Common Stock will vest on June 20, 2014, one third of such options have an exercise price of $5.00, one third of such options have an exercise price of $7.00 and one third of such options have an exercise price of $9.00; and (iii) options to purchase 50,000 shares of our Common Stock will vest on June 20, 2015, one third of such options have an exercise price of $5.00, one third of such options have an exercise price of $7.00 and one third of such options have an exercise price of $9.00. The options expire on September 30, 2020.

Robert B. Fagenson

On June 20, 2013, National entered into a Co-Executive Chairman Compensation Plan (the “Fagenson Agreement”) with Robert B. Fagenson, providing for the terms of his employment as Co-Executive Chairman for a period beginning January 25, 2013 and ending on September 30, 2015 (the “Fagenson Term”). Mr. Fagenson is not a Named Executive Officer. Mr. Fagenson initially received a base salary $1.00 per annum. From and after September 30, 2013, Mr. Fagenson’s base salary for the remainder of the Fagenson Term shall be as determined by the Compensation Committee of the Board of Directors of National (with advice (as appropriate) from the Board of Directors of National), who shall review Mr. Fagenson’s base salary no less frequently than each fiscal year; provided however that his base salary for any year beginning October 1, 2013 shall not be less than $180,000 per year. During the fiscal year ended September 30, 2014, Mr. Fagenson’s base salary was $180,000 and he received a bonus of $100,000. Mr. Fagenson will be eligible for an annual bonus for each fiscal year of the Term as determined by the Compensation Committee. During the Fagenson Term, Mr. Fagenson will serve as a member of the Executive Committee of National.

Mr. Fagenson received a grant of nonforfeitable, nonqualified stock options to purchase 150,000 shares of our Common Stock under our 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 50,000 shares of Common Stock vested immediately, one third of such options have an exercise price of $5.00, one third of such options have an exercise price of $7.00 and one third of such options have an exercise price of $9.00; (ii) options to purchase 50,000 shares of Common Stock will vest on June 20, 2014, one third of such options have an exercise price of $5.00, one third of such options have an exercise price of $7.00 and one third of such options have an exercise price of $9.00; and (iii) options to purchase 50,000 shares of Common Stock will vest on June 20, 2015, one third of such options have an exercise price of $5.00, one third of such options have an exercise price of $7.00 and one third of such options have an exercise price of $9.00. The options expire on September 30, 2020.

In the event of any termination of the Fagenson Agreement, Mr. Fagenson will be entitled to receive (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with National policy or the Fagenson Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under National’s benefit plans upon termination of the Mr. Fagenson’s employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Fagenson’s position as an officer or director of National or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by National, in accordance with its terms thereof and the Fagenson Agreement. In the event of any Qualifying Termination (as defined in the Fagenson Agreement), Mr. Fagenson is also entitled to receive (1) a lump-sum cash payment of $360,000 less what has been paid in salary; provided that such amount increases by 50% of what is paid pursuant to the foregoing calculation if a Qualifying Termination occurs in connection with, contingent on, or within 12 months following, a Change in Control (as defined in the Fagenson Agreement); and (2) continuation of the health benefits for a period not to exceed 18 months.

Following Mr. Klein’s resignation, Robert Fagenson, Co-Executive Chairman of the Company at such time, became the Executive Chairman of the Company and, pursuant to the Company’s Bylaws, assumed the position of Chief Executive Officer.

Alan B. Levin

On July 1, 2008, Alan Levin and the Company entered into an employment agreement, which was subsequently amended on March 30, 2015. Under the terms of the agreement, Mr. Levin receives an annual base salary of approximately $200,000. The agreement renews annually for a one-year term unless either party gives notice of non-renewal. During the term of the employment agreement, Mr. Levin will have such financial duties, titles, power and authority as may be delegated to him, from time to time, by the Company’s Chief Executive Officer, which presently encompass him being employed and serving as the Chief Financial Officer and Chief Accounting Officer of the Company. On May 7, 2015, Glenn C. Worman was appointed the Company's principal financial officer in place of Mr. Levin who continues to serve as the Company's principal accounting officer. In addition to his base salary, he is entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the Board of Directors based upon the assessment by the President of National of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth, new business development, investor relations, communications with the Board of Directors, and other factors including, without limitation, special projects as assigned by the Chief Executive Officer or the Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of September 30, 2014 for Mark D. Klein and Mark Goldwasser. As of September 30, 2014, there were no outstanding option awards for Alan Levin.

	Options Grant		Number of Securities Underlying Unexercised Options at Fiscal Year End		Option Exercise	Option Expiration
Name	Date		Exercisable	Unexercisable	Price	Date
Mark D. Klein	6/7/2013		190,000	-	$5.00	12/31/2017
Mark D. Klein	6/7/2013		190,000	-	$7.00	12/31/2017
Mark D. Klein	6/7/2013		190,000	-	$9.00	12/31/2017
Mark Goldwasser	7/1/2008		30,000	-	$3.00	6/20/2016
Mark Goldwasser	7/1/2008		30,000	-	$4.00	6/20/2016
Mark Goldwasser	7/1/2008		20,000	-	$5.00	6/20/2016
Mark Goldwasser	7/1/2008		20,000	-	$6.00	6/20/2016
Mark Goldwasser	6/20/2013	(1)	50,000	-	$5.00	9/30/2020
Mark Goldwasser	6/20/2013	(1)	50,000	-	$7.00	9/30/2020
Mark Goldwasser	6/20/2013	(1)	50,000	-	$9.00	9/30/2020

(1) One third of the option vested immediately, one-third of the option vested on June 20, 2014, and one-third of the option vested on June 20, 2015.

Potential Termination and Change in Control Payments

Mark Goldwasser

If Mark Goldwasser’ Employment Agreement, as amended, is not extended beyond its current term of September 30, 2015, he shall be entitled to a payout of $400,000 payable pro rata over a twelve month period beginning October 1, 2015.

Alan B. Levin

Pursuant to the employment agreements governing the employment of Alan Levin, he would be entitled to compensation upon termination of his agreement by National without Cause, by Mr Levin for “Good Reason,” or as a result of non-renewal of the agreement by either party, or as a result of his disability or his death, or upon a change of control. According to the employment agreements: “Good Reason” means: (i) the assignment to the executive of any duties inconsistent in any material respect with the executive’s position; (ii) National’s material failure or refusal to perform any of the compensation obligations required to be performed in accordance with the agreement after a reasonable notice and an opportunity to cure same; (iii) a material diminution in title, duties, responsibilities, reporting relationship or positions; (iv) the relocation of the executive’s principal office location; (v) any decrease in salary or bonuses payable pursuant to the terms of the agreement without the executive’s written consent; and (vi) the cessation of his position for any reason without his written consent; Any one of these events shall not be deemed to constitute Good Reason if, within a 30-day notice period, the event or circumstance giving rise to Good Reason has been fully corrected by National.

“Cause” shall mean (i) the executive’s commission of a felony or other crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to National or any of its subsidiaries or affiliates; (ii) alcoholism or drug addiction that materially impairs the executive’s ability to perform his duties; (iii) the substantial and repeated failure to perform duties as reasonably directed by the President), after reasonable notice and an opportunity to cure same; (iv) any material breach or violation of executive’s fiduciary duty owed to National or any of its subsidiaries or affiliates; (v) acts of willful misconduct or gross negligence with respect to National or any of its subsidiaries or affiliates; (vi) any material breach of the agreement which is not cured after reasonable notice is provided; or (vii) action taken by a regulatory body or self-regulatory organization that substantially impairs the executive’s ability to perform his duties pursuant to the employment agreement.

“Change in Control” means (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of National (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of National entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns National or all or substantially all of National’s assets either directly or through one or more subsidiaries); (ii) approval by National’s stockholders of a complete dissolution or liquidation of National; or (iii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of National representing 35% or more of the combined voting power of National’s then outstanding securities eligible to vote for the election of the Board of Directors of National.

If within 12 months following a Change in Control Mr. Levin is terminated by National without Cause, by Mr. Levin for Good Reason or upon Mr. Levin’s death or disability, he would be entitle to receive (i) a severance payment equal to 100% of Mr. Levin’s prior year’s salary; (ii) all accrued obligations, and (iii) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Levin, his spouse and dependents were participating immediately prior thereto. In the event of Mr. Levin’s termination due to Cause, without Good Reason or the non-renewal of Mr. Levin’s employment agreement, Mr. Levin would have been entitled only to all accrued obligations.

Director’s Compensation

Each director who receives less than $50,000 in non-board related compensation from the Company receives (i) a director’s fee of $24,000 per annum, (ii) $1,000 for each Board meeting such director attends in person, (iii) $500 for each Board meeting such director attends telephonically, (iv) $500 for each committee meeting such director attends in person (up to a maximum of 12 meetings), and (v) $250 for each committee meeting such director attends telephonically (up to a maximum of 12 meetings). The Chair of the Audit Committee receives an additional $6,000 per annum, and the Chairs of the Compensation Committee, the Corporate Governance Committee and the Nominating Committee each receive an additional $3,000 per annum. All Directors shall receive an annual options grant on the 15th day of January of each calendar year following completion of the 36th month of the Director’s term of 15,000 options at the closing market price (mid-point between the bid and asked recorded on the closing price quote on January 15th or the first business day thereafter if markets are closed on the 15th rounded up to the nearest nickel increment ($.05)). The above options annual grants shall not apply to any management/consulting directors subject to any other management incentive compensation plan. National reimburses all directors for expenses incurred traveling to and from Board of Directors meetings. Pursuant to the Company’s severance policy for non-management directors, (i) if a director has served at least three years and resigns from the Board before the end of his then current term, he shall receive a payment of $30,000 for each full year of his unfinished term (he will not be entitled to this payment with respect to the year in which he resigns), and each such payment shall be made immediately following the Annual Meeting of Stockholders relating to the year in which he is not serving as a director, and (ii) all directors who have served at least two years, do not resign during their term, and are not renominated to the Board shall receive a payment of $30,000 to be paid immediately following the Annual Meeting of Stockholders at which he was not renominated. A director shall not be entitled to either of these payments if he leaves the Board by reason of death, disability or cause.

The following table summarizes the compensation of our directors who received less than $50,000 in non-board related compensation for the fiscal year ended September 30, 2014:

Name	Fees Paid	Options Awards	Total Compensation
Richard Abbe (1)	$4,000	$-	$4,000
James Ciocia	$-	$-	$-
Salvatore Giardina	$51,750	$3,000	$54,750
William Lerner	$56,370	$2,800	$59,170
Frank S. Plimpton	$46,120	$3,000	$49,120
Frederic B. Powers III	$44,000	$2,800	$46,800
Joshua Silverman (2)	$4,000	$-	$4,000
Leonard Sokolow (3)	$30,000	$-	$30,000
Frederick Wasserman	$20,500	$1,183	$21,683
Peter Zurkow (4)	$46,915	$2,500	$49,415

(1)     Mr. Abbe was appointed as a class III director of the Board on July 29, 2014.

(2)     Mr. Silverman was elected as a class I director of the Board at the 2014 Annual Meeting held on July 29, 2014.

(3)     Mr. Sokolow resigned as a class III director of the Board on July 29, 2014.

(4)     Mr. Zurkow did not stand for reelection as a class I director at the 2014 Annual Meeting of National and his term expired on July 29, 2014.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of September 30, 2014 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (3)
	(a)	(b)	(c)
Equity compensation plans (1) not approved by security holders	1,556,869	$6.33	173,131

(1) Consists of 1,200,400 stock options and 176,469 restricted stock units outstanding under the National Holdings Corporation 2013 Omnibus Incentive Plan and an additional 180,000 options issued to an employee as an inducement to employment.

(2) The weighted-average exercise price does not take into account awards that have no exercise price such as restricted stock units.

(2) Consists of 173,131 securities (including stock options, stock appreciation rights, restricted stock awards, restricted stock units, incentive awards or other stock-based awards) that may be awarded under the National Holdings Corporation 2013 Omnibus Incentive Plan.

National Holdings Corporation 2013 Omnibus Incentive Plan, as amended (the “2013 Plan”)

The material terms of the 2013 Plan are summarized below. As of June 29, 2015, (1) there were options to purchase an aggregate of 1,200,400 shares of Common Stock outstanding under the 2013 Plan at a weighted-average exercise price of $6.33 per share and (2) 176,469 restricted stock units had been issued under the 2013 Plan. As of June 29, 2015, there were 173,131 shares of Common Stock reserved for future issuance under the 2013 Plan. As described in Proposal 2 of this Proxy Statement, the Board has approved, subject to stockholder approval, authorizing an additional 350,000 shares of Common Stock for issuance pursuant to the 2013 Plan.

Summary of the material terms of the 2013 Plan

Purpose. We established the 2013 Plan to assist the Company and its affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its affiliates by aligning their interests with those of the Company and its stockholders. The 2013 Plan is intended to permit the grant of stock options (both incentive stock options, or ISOs and non-qualified stock options, or NQSOs or, collectively Options), stock appreciation rights, or SARS, restricted stock awards, or Restricted Stock Awards, restricted stock units, or RSUs, incentive awards, or Incentive Awards, other stock-based awards, or Stock Based Awards and dividend equivalents, or Dividend Equivalents.

Administration. The 2013 Plan is administered by our Compensation Committee, who has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the 2013 Plan) as it may consider appropriate. Our Compensation Committee may act through subcommittees or, with respect to awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and who are not members of our Board or the Board of Directors of our Affiliates (as defined by the 2013 Plan), delegate to one or more officers all or part of its duties with respect to such awards. Our Compensation Committee may, at its discretion, accelerate the time at which any award may be exercised, become transferable or nonforfeitable or become earned and settled including without limitation (i) in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control (as defined in the 2013 Plan).

Authorized Shares. Under the 2013 Plan, we may issue a maximum aggregate of 1,550,000 shares of Common Stock (1,900,000 shares of Common Stock if the stockholders approve the Amendment to the 2013 Plan as discussed under Proposal 2 below), all of which may be issued pursuant to Options, SARS, Restricted Stock Awards, RSUs, Incentive Awards, Stock Based Awards or Dividend Equivalents. Each share issued in connection with an award will reduce the number of shares available under the 2013 Plan by one, and each share covered under a SAR will reduce the number of shares available under the 2013 Plan by one, even though the share is not actually issued upon settlement of the SAR. Except as otherwise provided in the 2013 Plan, (i) any shares of Common Stock subject to an award granted under the 2013 Plan which terminates by expiration, forfeiture, cancellation or otherwise, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, for awards granted under the 2013 Plan not involving shares of Common Stock, (ii) shares of Common Stock not issued or delivered as a result of the net exercise or settlement of an outstanding award granted under the 2013 Plan, (iii) shares of Common Stock tendered to pay the exercise or purchase price or withholding taxes relating to an outstanding award granted under the 2013 Plan, (iv) shares of Common Stock repurchased on the open market with the proceeds of the exercise or purchase price of an award granted under the 2013 Plan, and (v) shares of Common Stock under a stock-settled SAR that are not actually issued in connection with settlement of the stock-settled SAR, shall all again be available for awards under the 2013 Plan.

Written Agreements. All awards granted under the 2013 Plan will be governed by separate written agreements between the participants and us. The written agreements will specify the terms and conditions of the particular awards.

Transferability. Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. However, the Compensation Committee may provide that awards, other than ISOs or a Corresponding SAR (as defined below) that is related to an ISO, may be transferred by a participant to immediate family members or trust or other entities on behalf of the participant and/or family members. Any such transfer will be permitted only if (i) the participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the participant, except that such transferee may only transfer the award by will or the laws of descent and distribution.

Maximum Award Period. No award shall be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a Ten Percent Stockholder (as defined in the 2013 Plan) or a corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Compliance With Applicable Law. No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which we are a party, and the rules of all domestic stock exchanges on which our shares may be listed.

Payment. The exercise or purchase price of an award, and any taxes required to be withheld with respect to an award, may be paid in cash or, if the written agreement so provides, the Compensation Committee may allow a participant to pay all or part of the exercise or purchase price, and any required withholding taxes, by tendering shares of Common Stock, through a broker-assisted cashless exercise, by means of “net exercise” procedure, or any other specified medium of payment.

Stockholder Rights. No participant shall have any rights as our stockholder as a result of issuance of an award until the award is settled by the issuance of Common Stock (other than a Restricted Stock Award or RSUs for which certain stockholder rights may be granted).

Forfeiture Provisions. Awards do not confer upon any individual any right to continue in our employ or service or in the employ or service of our Affiliates. Except as otherwise specifically provided in an applicable written agreement, all rights to any award that a participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the participant with respect to any award and the award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the participant is discharged from employment or service with the Company or any affiliate for Cause (as defined in the 2013 Plan).

Types of awards

Options. Both ISOs and NQSOs may be granted under the 2013 Plan. Our Compensation Committee determines the eligible individuals to whom grants of Options will be made, the number of shares subject to each option, the exercise price per share, the time or times at which the option may be exercised, whether any performance or other conditions must be satisfied before a participant may exercise an option, the method of payment by the participant, the method of delivery of shares to a participant, whether the Option is an ISO or a NQSO, and all other terms and conditions of the award. However, the exercise price of an Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. No participant may be granted ISOs that are first exercisable in any calendar year for shares of Common Stock having an aggregate fair value (determined on the date of grant) that exceeds $100,000. With respect to an ISO granted to a participant who is a Ten Percent Stockholder, the exercise price per share may not be less than 110 percent of the fair market value of the Common Stock on the date the Option is granted. At the Compensation Committee’s discretion, an Option may be granted with or without a Corresponding SAR.

SARs. A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem award expires with respect to the number of shares being exercised. The Compensation Committee is authorized to determine the eligible individuals to whom grants of SARs will be made, the number of shares of Common Stock covered by the grant, the time or times at which a SAR may be exercised and all other terms and conditions of the SAR. However, no participant may be granted Corresponding SARs that are related to ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined on the date of grant) that exceeds $100,000.

Restricted Stock Awards and RSUs. A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. An RSU entitles the participant to receive, upon vesting, shares of our Common Stock. We will deliver to the participant one share of Common Stock for each RSU that becomes earned and payable. With regard to Restricted Stock Awards, the Compensation Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants, the purchase price, if any, to be paid for each share subject to the award of restricted stock, the time or times at which the restrictions will terminate, and all other terms and conditions of the restricted stock. With regards to RSUs, the Compensation Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants and the vesting conditions entitling a participant to settlement of the RSUs.

Incentive Awards. An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. The Compensation Committee has the authority to determine the eligible individuals to whom grants will be made and all other terms and conditions of the Incentive Award.

Stock-Based Awards. Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of Common Stock, including awards convertible or exchangeable into shares of Common Stock (or the cash value thereof) and Common Stock purchase rights and awards valued by reference to the fair market value of the Common Stock. The Compensation Committee has the authority to determine the eligible individuals to whom grants will be made and all other terms and conditions of Stock-Based Awards. However, the purchase price for the Common Stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of a share of Common Stock as of the date the award is granted. Cash awards, as an element of or supplement to any other award under the 2013 Plan, may also be granted.

Our Compensation Committee is also authorized under the 2013 Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of any of our obligations or of our affiliates to pay cash or to deliver other property under the 2013 Plan or under any other of our plans or compensatory arrangements or any of our affiliates.

Dividend Equivalents. Our Compensation Committee may also grant Dividend Equivalents under the 2013 Plan. A Dividend Equivalent is an award that entitles the participant to receive cash, shares of Common Stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our Common Stock. The Compensation Committee is authorized to determine the eligible individuals to whom grants will be made and all other terms and conditions of the Dividend Equivalents. However, no Dividend Equivalents may be awarded with an Option, SAR or Stock-Based Award in the nature of purchase rights.

Material Terms of the Performance-Based Compensation

Awards that are paid to Named Executive Officers (as defined in the 2013 Plan) are potentially subject to the tax deduction limitations of Section 162(m) of the Code. The limitations of Section 162(m) of the Code do not apply, however, to performance-based compensation that meets certain requirements, including stockholder approval of the eligibility requirements, business criteria for performance goals and individual award limits of the 2013 Plan pursuant to which such awards are made.

Eligibility. Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the 2013 Plan), and nonemployee members of our Board or of any Board of Directors of our Affiliates is eligible to receive an award under the 2013 Plan.

Award Limits. In any consecutive rolling 36-month period, no participant may be granted awards that relate to more than 600,000 shares of Common Stock. For these purposes, an Option and its corresponding SAR will be counted as a single award. For any award stated with reference to a specific dollar limit, the maximum amount payable with respect to any consecutive rolling 36-month performance period to any one participant is $2,000,000 (pro-rated up or down for performance periods greater or less than 12 months). Award limits that are expressed as a number of shares are subject to the adjustment provisions of the 2013 Plan as described below.

Performance Criteria. Our Compensation Committee has the discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable and payable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of the grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25 percent of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established; and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. The form of the performance conditions also may be measured on a company, affiliate, division, business unit or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. The performance conditions may include any or any combination of the following: (a) revenue; (b) revenue growth or product revenue growth; (c) operating income (before or after taxes); (d) pre-or after-tax income (before or after allocation of corporate overhead and bonus); (e) net earnings; (f) earnings per share; (g) net income (before or after taxes); (h) return on equity; (i) total stockholder return; (j) return on assets or net assets; (k) appreciation in and/or maintenance of the price of the shares of Common Stock (or any other publicly-traded securities of the Company); (l) market share; (m) gross profits; (n) earnings (including earnings before taxes, before interest and taxes or before interest, taxes, depreciation and amortization); (o) economic value-added models or equivalent metrics; (p) comparisons with various stock market indices; (q) reductions in cost; (r) cash flow or cash flow per share (before or after dividends); (s) return on capital (including return on total capital or return on invested capital); (t) cash flow return on investments; (u) improvement in or attainment of expense levels or working capital levels; (v) operating margin, gross margin or cash margin; (w) year-end cash; (x) debt reduction; (y) stockholder equity; (z) market shares; (aa) regulatory achievements; and (bb) implementation, completion or attainment of measurable objectives with respect to products or projects and recruiting and maintaining personnel.

The foregoing performance conditions represent the criteria on which performance goals may be based under the 2013 Plan for awards that are intended to qualify for the “qualified performance-based compensation” exception to Section 162(m) of the Code. At its sole discretion, our Compensation Committee may grant an award that is subject to the achievement or satisfaction of performance conditions that are not set forth in the 2013 Plan to the extent our Compensation Committee does not intend for such award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Our Compensation Committee has the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an award will become vested, exercisable or payable. The Compensation Committee has the authority to adjust goals and awards in the manner set forth in the 2013 Plan.

Change in Control. In the event of a “Change in Control” (as defined in the 2013 Plan) and, with respect to awards that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, and such awards, 409A Awards, only to the extent permitted by Section 409A of the Code, our Compensation Committee in its discretion may, on a participant-by-participant basis (a) declare that some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the 2013 Plan, whether or not then exercisable, shall terminate without any payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, provided the Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights for at least seven (7) days before such date to the extent then exercisable (or to the extent such Options, SARs or Other Stock-Based Awards in the nature of purchase rights would have become exercisable as of the Control Change Date), (b) terminate outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the 2013 Plan that are not then nonforfeitable and transferable or earned and payable without any payment to the holder of the Restricted Stock Award, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents, other than the return, if any, of the purchase price of any such awards, (iii) terminate some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the 2013 Plan, whether or not then exercisable, in consideration of payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, with respect to each share of Common Stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Control Change Date), of the excess, if any, of the fair market value on such date of the Common Stock subject to such portion of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights over the purchase price or Initial Value, as applicable (provided that any portion of such Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Control Change Date, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the fair market value of the Common Stock subject to the Options, SARs and Other Stock-Based Awards in the nature of purchase rights does not exceed the purchase price or Initial Value, as applicable, shall be cancelled without any payment therefor), (iv) terminate outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the date of the Change in Control (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the date of the Change in Control) in exchange for a payment equal to the excess of the fair market value of the shares of Common Stock subject to such awards, or the amount of cash payable under the awards, over any unpaid purchase price, if any, for such awards (provided that any portion of such awards that are not then nonforfeitable and transferable or earned and payable as of the date of the Change in Control (and that will not become nonforfeitable and transferable or earned and payable as of the date of the Change in Control) shall be cancelled without any payment therefor), or (v) take such other actions as the Committee determines to be reasonable under the circumstances to permit the participant to realize the value of the outstanding awards (which fair market value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the date of the Change in Control (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the date of the Change in Control) or with respect to which the fair market value of the Common Stock subject to the awards does not exceed the purchase price or initial value, as applicable, shall be deemed to be zero). Outstanding awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control except as otherwise provided in the applicable agreement.

Amendment and Termination. The 2013 Plan expires 10 years after its effective date, unless terminated earlier by our Board. Any award that is outstanding as of the date the 2013 Plan expires will continue in force according to the terms set out in the award agreement. Our Board may terminate, amend or modify the 2013 Plan at any time. However, stockholder approval may be required for certain types of amendments under applicable law or regulatory authority.

An amendment will be contingent on approval of our stockholders, to the extent required by law, by the rules of any stock exchange on which our securities are then traded. Additionally, to the extent the Compensation Committee deems necessary for the 2013 Plan to continue to grant awards that are intended to comply with the performance-based exception to the deduction limits of Section 162(m) of the Code, the Compensation Committee will submit the material terms of the stated performance conditions to our stockholders for approval at such time(s) as may be required under Code Section 162(m) and the Treasury Regulations thereunder and any subsequent changes to the performance conditions set forth in the 2013 Plan of the Plan for Awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must be approved by the stockholders.

Material U.S. Federal Income Tax Consequences of Awards under the 2013 Plan

The following discussion summarizes the principal federal income tax consequences associated with awards under the 2013 Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the Common Stock over the exercise price will be included for alternative minimum tax purposes). A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock. We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards and RSUs. With regard to Restricted Stock Awards, a participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the price, if any, paid for the stock. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. With regard to RSUs, the participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Incentive Awards. A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes, subject to the deduction conditions and limits applicable under Section 162(m) of the Code.

Stock-Based Awards. A participant will recognize ordinary income on receipt of cash or shares of Common Stock paid with respect to a Stock-Based Award. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents. A participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions. Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered employees” include the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Executive Officer or the Chief Financial Officer). The $1 million deduction limit, however, does not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a stockholder-approved plan. We consider the impact of this exclusion when developing and implementing our executive compensation programs. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Amounts paid under any of our compensation programs, including salaries, annual incentive awards, performance awards and grants of restricted stock and options, may not qualify as performance-based compensation that is excluded from the Section 162(m) limitation on deductibility.

The rules and regulations promulgated under Section 162(m) of the Internal Revenue Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and/or deductible by the Company. A number of requirements must be met under Section 162(m) of the Internal Revenue Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2013 Plan will be fully deductible under all circumstances. In addition, other awards under the 2013 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify for the exception under Section 162(m) of the Internal Revenue Code, so that compensation paid to certain covered employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Internal Revenue Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by the Company as a result of Section 162(m) of the Internal Revenue Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

Other Tax Rules. The 2013 Plan is designed to enable our Compensation Committee to structure awards that will not be subject to Section 409A of the Code, which imposes certain restrictions and requirements on deferred compensation. However, our Compensation Committee may grant awards that are subject to Section 409A of the Code. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A of the Code; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A of the Code. Our Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Section 409A of the Code. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the 2013 Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Section 409A of the Code.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from certain reporting persons, all required Section 16(a) filings applicable to its directors, executive officers and greater-than-ten-percent beneficial owners were properly filed during the fiscal year ended September 30, 2014.

Review, approval, or notification of transactions with related persons

The Board of Directors reviews and votes on transactions, arrangements and relationships between us and any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Stock and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a fiscal year (such transaction, arrangement or relationship, the “Related Transaction”). The director who has a material interest in the related transaction must recuse himself from the vote of the Board of Directors vote on such matter. A majority vote of the remaining members of the Board of Directors is required for approval of the related transaction. Before such vote, the members of our Board of Directors who are independent of the related transaction review, among other things, the following factors:

●	the related person’s interest in the transaction;

●	the approximate dollar value of the amount involved;

●	the terms of the transaction;

●	the benefits to us;

●	the benefits to our stockholders;

●	the availability of other sources for comparable products, services, or financial benefits; and

●	whether the transaction is on terms that are no less favorable to us than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances.

Certain Relationships and Related Transactions

Mr. Fagenson is a party to an Independent Contractor Agreement, dated February 27, 2012, with the National Securities Corporation, our wholly-owned subsidiary, whereby in exchange for establishing and maintaining a branch office of National Securities Corporation in New York, New York (the “Branch”), Mr. Fagenson receives 50% of any net income accrued at the Branch, which amounted to date has been immaterial and his daughter, Stephanie Fagenson, is receiving an annual salary of $72,000.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE NATIONAL HOLDINGS CORPORATION 2013 OMNIBUS INCENTIVE PLAN

Overview

The Board requests that stockholders approve the proposed Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan (the “Amendment”) which amends the existing National Holdings 2013 Omnibus Incentive Plan, as amended (the “2013 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2013 Plan by 350,000. Other than the increase in the number of shares authorized for issuance under the 2013 Plan reflected in the proposed Amendment, there are no other amendments to the 2013 Plan. A summary of the material terms of the 2013 Plan appears in “Executive Compensation - National Holdings Corporation 2013 Omnibus Incentive Plan, as amended (the “2013 Plan”)” beginning on page 35 and is incorporated herein by reference.

Share Increase

The 2013 Plan has served as an important part of our overall compensation program. The 2013 Plan enabled us to grant equity-based compensation awards designed to provide an additional incentive for our employees, service providers and employees or service providers of our affiliates who are critical to the achievement of our long-term financial and strategic goals. We believe that the Amendment, which amends the 2013 Plan to increase by 350,000 the shares of Common Stock authorized for issuance under the 2013 Plan, supports our ability to attract, motivate and retain the most competent and skilled employees, service providers and employees or service providers of our affiliates. Awards made under the 2013 Plan, including annual cash incentive awards and long-term incentive equity grants, are designed to align the individual interests of our employees with the interests of our stockholders and reward them for the creation of long-term stockholder value.

We believe that the number of shares currently available for issuance under the 2013 Plan may not be sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in this proposal will ensure that we continue to have a sufficient number of shares of Common Stock authorized for issuance of awards under the 2013 Plan. As a result, the Compensation Committee and the Board have approved the Amendment, subject to the approval of our stockholders at the Annual Meeting.

As of June 29, 2015, there were 12,446,365 shares of Common Stock outstanding. As of June 29, 2015, (1) there were options to purchase an aggregate of 1,200,400 shares of Common Stock outstanding under the 2013 Plan at a weighted-average exercise price of $6.45 per share; and (2) 176,469 restricted stock units have been issued under the 2013 Plan. As of June 29, 2015, there were 173,131 shares of Common Stock reserved for future issuance under the 2013 Plan, which is our only plan under which equity awards can currently be made to employee, affiliates and directors.

In making the recommendation to increase the 2013 Plan’s share reserve by an additional 350,000 shares, we considered a number of factors, including:

Importance of Long-Term Equity Incentives. Long-term equity incentives are an important component of our compensation program, motivating employees, service providers and employees or service providers of our affiliates to make decisions that focus on creating long-term value for stockholders, aligning executives’ interests with the interests of stockholders and serving as an effective employment recruitment and retention tool.

Expected Duration. We expect that the shares available for future awards, including the additional shares if this proposal is approved by our stockholders, will be sufficient for currently-anticipated awards under the 2013 Plan for the foreseeable future. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the 2013 Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Text of the Amendment

The first paragraph of Section 6.02 of the 2013 Plan would be revised as follows:

“6.02	Aggregate Limit

The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is ~~15,500,000~~ 1,900,000 shares of Common Stock.”

New Plan Benefits

The benefits that will be awarded or paid under the 2013 Plan are not currently determinable. Awards granted under the 2013 Plan are within the discretion of the Compensation Committee and future awards and the individuals who may receive them have not been determined. The following table sets forth the awards granted under the 2013 Plan during the fiscal year ended September 30, 2014:

Name and Principal Position	Dollar Value($)(1)	Options (#)	Shares of common stock (#)

Mark D. Klein, Former Chief Executive Officer	-	-	-
Mark D. Goldwasser, President	-	-	-
Alan B. Levin, Chief Financial Officer	$6,168	-	1,667
Named Executive Officers as a Group	6,168	-	1,667
Non-Employee Directors as a Group	-	-	-
Non-Named Executive Officers as a Group	$246,832	-	56,123

(1) Dollar value is based, with respect to shares of Common Stock, on the closing price of our Common Stock on the day the shares of Common Stock were granted.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2013 PLAN

PROPOSAL 3

NON-BINDING ADVISORY RESOLUTION TO APPROVE THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors is submitting a “Say on Pay” proposal for stockholder consideration as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The proposal enables our stockholders to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying compensation tables in this Proxy Statement.

The Board of Directors believes that the Company’s compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of stockholders. In particular, the Company’s compensation program is designed to:

●	provide compensation that will attract and retain superior talent and reward Company executives based upon Company and individual performance;

●	support a performance oriented environment;

●	foster commonality of interest between executives and stockholders through the use of equity-based incentives and by encouraging executive stock ownership; and

●	provide an appropriate mix between short-term and long-term compensation that encourages a balanced focus on short-term profit goals and long-term value creation.

This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related narrative discussion, is hereby APPROVED.”

Your vote on this proposal will be non-binding on us and the Board and will not be construed as overruling a decision by the Board or us. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the Board values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THIS RESOLUTION

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The shares represented by the proxies will be voted for approval of the ratification of the appointment of EisnerAmper LLP (“EisnerAmper”), unless otherwise indicated in the proxy, as our independent registered public accounting firm to report to the stockholders on our financial statements for the fiscal year ending September 30, 2015. The Audit Committee of our Board approved in advance each professional service performed by EisnerAmper during fiscal year 2014 and considered the possible effect on the auditors’ independence. Information relating to fees paid to EisnerAmper and RBSM LLP, our former independent registered public accounting firm (“RBSM”), is set forth below.

The Board, through the Audit Committee, has retained EisnerAmper to report to the stockholders our financial statements for the fiscal year ending September 30, 2015. Although submission of the appointment of an independent registered public accounting firm to stockholders for ratification is not required by law, the Board considers it appropriate to submit the selection of an independent registered public accounting firm for stockholder approval. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of EisnerAmper will attend the Annual Meeting so stockholders will have an opportunity to ask EisnerAmper questions at such meeting.

The affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented by proxy, and voted at the Annual Meeting is required for the approval of this item. The Board has not determined what action it would take if the stockholders do not approve the selection of EisnerAmper and may reconsider its selection if the stockholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Change of Independent Registered Accounting Firm

Effective January 1, 2013, Sherb & Co., LLP (“Sherb”) combined its practice with RBSM. As a result of the combination and upon notice by Sherb to us, on January 29, 2013 Sherb was dismissed as the Company’s independent registered public accounting firm and RBSM was engaged as the Company’s independent registered public accounting firm.

The audit reports of Sherb on the consolidated financial statements of the Company as of September 30, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Sherb on the consolidated financial statements of the Company for the years ended September 30, 2012 and 2011 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern

During the Company’s two fiscal years ended September 30, 2012 and 2011 and through February 4, 2013 (the date the Form 8-K reporting RBSM’s engagement was filed with the SEC), there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Sherb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Sherb’s satisfaction, would have caused Sherb to make reference to the matter in connection with its report on the Company’s consolidated financial statements for the relevant years. Additionally, during the Company’s two fiscal years ended September 30, 2012 and 2011, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended September 30, 2012 and 2011 and through February 4, 2013 (the date the Form 8-K reporting RBSM’s engagement was filed with the SEC), neither the Company, nor anyone on its behalf, consulted with RBSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event

On June 23, 2014, National, as approved by its Audit Committee of the Board and ratified by the Company’s Board of Directors, dismissed RBSM as the Company’s independent registered public accounting firm.

The audit reports of RBSM on the consolidated financial statements of the Company as of September 30, 2013 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2013 and 2012 and through June 25, 2014 (the date the Form 8-K reporting EisnerAmper’s engagement was filed with the SEC), there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to RBSM’s satisfaction, would have caused RBSM to make reference to the matter in connection with its report on the Company’s consolidated financial statements for the relevant years. Additionally, during the Company’s fiscal years ended September 30, 2013 and 2012 and through June 25, 2014 (the date the Form 8-K reporting EisnerAmper’s engagement was filed with the SEC), there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

On June 23, 2014, the Audit Committee, after a thorough and competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014, and in accordance with its charter, authorized management to engage EisnerAmper as the Company’s independent registered accounting firm for the year ending September 30, 2014, and management engaged EisnerAmper on such date. During the Company’s fiscal years ended September 30, 2013 and 2012 and through June 25, 2014 (the date the Form 8-K reporting EisnerAmper’s engagement was filed with the SEC), neither the Company, nor anyone on its behalf, consulted with EisnerAmper regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event.

Independent Registered Public Accounting Firm Fees

Audit Fees. Fees for services performed by EisnerAmper during fiscal year 2014 relating to the audit of our consolidated annual financial statements were approximately $219,000 and the review of our consolidated quarterly financial statement included in our Form 10-Q for the quarterly period ended June 30, 2014 were approximately $22,000. Fees for services performed by RBSM during fiscal year 2014 relating to the review of our consolidated quarterly financial statements included in our Forms 10-Q for the quarterly periods ended December 31, 2013 and March 31, 2014 were approximately $30,000. Fees for services performed by RBSM during fiscal year 2013 relating to the audit of our consolidated annual financial statements and the review of our consolidated quarterly financial statements included in our Forms 10-Q were approximately $212,000.

Audit-Related Fees. “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees paid in fiscal years 2014 or 2013.

Tax Fees. The fees in fiscal years 2014 and 2013 for tax compliance, tax advice or tax planning amounted to $14,000 and $78,000, respectively. Tax services in fiscal year 2014 were provided by EisnerAmper and tax services in fiscal year 2013 were provided by RBSM.

All Other Fees. Fees paid to EisnerAmper in 2014 for acquisition-related matters amounted to $30,000.

Pre-Approval Policies. Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s Audit Committee or entered into pursuant to the Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the charter of the Audit Committee. On June 23, 2014, the Audit Committee, after a thorough and competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014, and in accordance with its charter, authorized management to engage EisnerAmper as the Company’s independent registered accounting firm for the year ending September 30, 2014, and management engaged EisnerAmper on such date.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP

Certain Matters Relating to Proxy Materials and Annual Report

Electronic Access of Proxy Materials and Annual Report

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2014 are available at proxyvote.com. Paper copies of these documents may be requested by contacting the Corporate Secretary in writing at National Holdings Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more stockholders of record reside at the same address. Each stockholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Stockholders of record voting via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a stockholder’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Stockholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by writing to National Holdings Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 by contacting our Corporate Secretary as described below. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report by contacting the Corporate Secretary in writing at National Holdings Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432.

Other Matters

The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

/s/ Alan B. Levin
Alan B. Levin
Corporate Secretary

NATIONAL HOLDINGS CORPORATION
ATTN:ALAN B. LEVIN
1200 N FEDERAL HWY, SUITE 400
BOCA RATON, FL 33432

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01. Frank Plimpton	☐	☐	☐
02. Frederic B. Powers III	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5

J
O

2(

John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

SHARES CUSIP #
SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

02 0000000000

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and, Form 10-K is/ are available at www.proxyvote.com .

NATIONAL HOLDINGS CORPORATION Annual
Meeting of Stockholders August 18, 2015
10:00 AM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Robert B. Fagenson and Alan Levin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NATIONAL HOLDINGS CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on 8/18/2015, at the 875 Third Avenue New York, NY 10022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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Continued and to be signed on reverse side

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